EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PCTEL, Inc.

471 Brighton Drive

Bloomingdale, Illinois 60108

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM S-8

We have issued our report dated March 13, 2015 with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2014 of PCTEL, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Chicago, Illinois

July 20, 2015